Exhibit 8.2

20/F, China Resources Building
8 Jianguomenbei Avenue

Beijing 100005, PRC

T: (86-10) 8519-1300

F: (86-10) 8519-1350

junhebj@junhe.com

February 5, 2015

Daqo New Energy Corp.
666 Longdu Avenue
Wanzhou, Chongqing 404000
People’s Republic of China

Re: Certain PRC Tax Matters

Dear Sir/Madam,

We are qualified lawyers of the People’s Republic of China (the “PRC”, for the purpose of this opinion, PRC does not include the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan Region) and as such are qualified to issue opinion on the laws of the PRC.

We have been requested by Daqo New Energy Corp. (the “Company”) to issue this opinion (the “Opinion”) in connection with (A) the Company’s registration statement on Form F-3 publicly filed with the Securities and Exchange Commission (the “SEC”) on December 23, 2014 as supplemented by the prospectus supplement dated February 5, 2015 that forms a part of the registration statement (the “Registration Statement”) relating to the offering (the “Offering”) of American depositary shares (the “ADSs”) each representing 25 of the Company’s ordinary shares, par value $0.0001 per share (the “Shares”); and (B) the sale of the ADSs and listing of the ADSs on New York Stock Exchange.

In so acting, we have examined the Registration Statement, originals or copies, certified or otherwise identified to our satisfaction, provided to us by the Company and such other documents, corporate records, certificates, approvals and other instruments as we have deemed necessary for the purpose of rendering this Opinion, including, without limitation, originals or copies of the agreements and certificates issued by PRC authorities and officers of the PRC Subsidiaries. In such examination, we have assumed the accuracy of the factual matters described in the Registration Statement and that the Registration Statement and other documents will be executed by the parties in the forms provided to and reviewed by us. We have also assumed the genuineness of all signatures, seals and chops, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies, and the truthfulness, accuracy and completeness of all factual statements in the documents.

Beijing Head Office Tel: (86-10) 8519-1300 Fax: (86-10) 8519-1350	Shenzhen Office Tel: (86-755) 2587-0765 Fax: (86-755) 2587-0780	Dalian Office Tel: (86-411) 8250-7578 Fax: (86-411) 8250-7579	Hong Kong Office Tel: (852) 2167-0000 Fax: (852) 2167-0050	Silicon Valley Office Tel: (1-888) 886-8168 Fax: (1-888) 808-2168 www.junhe.com
Shanghai Office Tel: (86-21) 5298-5488 Fax: (86-21) 5298-5492	Guangzhou Office Tel: (86-20) 2805-9088 Fax: (86-20) 2805-9099	Haikou Office Tel: (86-898) 6851-2544 Fax: (86-898) 6851-3514	New York Office Tel: (1-212) 703-8702 Fax: (1-212) 703-8720

Based on and subject to the foregoing, and subject to the qualifications, assumptions and limitations stated herein and in the Registration Statement we are of the opinion that the statements set forth under the caption “Taxation” in the Registration Statement, to the extent that they constitute statement of PRC enterprise income tax law, are true and accurate in all material respects and that such statements constitute our opinion.

We do not express any opinion herein concerning any law other than the enterprise income tax law of the PRC in effect as of the date of this opinion and there is no guarantee that the enterprise income tax law will not be changed, amended or revoked in the immediate future or in the longer term with or without retroactive effect.

We hereby consent to the filing of this Opinion with SEC as an exhibit to the Registration Statement and to the reference to our firm under the headings “Taxation” in the Registration Statement.

Yours faithfully,

/s/ Jun He Law Offices

Jun He Law Offices

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